AGREEMENT


     THIS AGREEMENT is made and entered into as of the 28th day of May, 1997, by and between CUSA TECHNOLOGIES, INC. ("Seller"), a Nevada corporation, and RICHARD N. BECKSTRAND FAMILY LIMITED PARTNERSHIP ("Buyer"), a Utah limited partnership.

                                R E C I T A L S:

      A. Seller owns certain real property located in Sparks, Washoe County, Nevada, more particularly described on Exhibit A attached hereto and included herein by this reference ("the Sparks property").

      B. Seller desires to sell the Sparks property.

      C. Buyer desires to acquire the Sparks property from Seller in a like-kind exchange.

      NOW, THEREFORE, in consideration of their mutual promises and covenants set forth hereinafter, the parties agree as follows:

      1. Sale of Real Property. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Sparks property on the terms and conditions set forth in this Agreement.

      2. Purchase Price. The purchase price for the Sparks property shall be Two Million Nine Hundred Thousand Dollars ($2,925,000.00) payable as follows:

            (a) One Million Two Hundred Fifty-Eight Thousand Four Hundred Twenty-Four and 68/100s Dollars ($1,258,424.68) payable within five (5) days after the date of this Agreement.

            (b) Assumption of the mortgage loan obligations to Zions First National Bank in the amount of One Million Six Hundred Sixty-Six Thousand Five Hundred Seventy-Five and 32/100s Dollars ($1,666,575.32) as of June 1, 1997.

      3. Survey. Seller shall provide to Buyer an ALTA survey of the Sparks property.

      4. Closing. Closing shall occur as of June 1, 1997, as of which date all taxes, assessments, insurance premiums, lease payments and other amounts shall be pro rated. Actual closing shall occur at such time and place as the parties mutually agree.

      5. Possession. Seller shall deliver possession of the property to Buyer on June 1, 1997.



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      6.  Allocation  of Costs and  Expenses.  Seller shall provide Buyer with a policy of title insurance in the amount of the purchase price. Real property taxes and assessments, fire and extended casualty insurance premiums, and all utility bills shall be prorated as of the date of closing. Lease deposits shall be charged against Seller. All other closing costs shall be allocated between the parties in accordance with general practice in the state of Nevada.

      7. Collection of Rents. Buyer shall assist Seller in collecting any delinquent rents for periods prior to June 1, 1997.

      8. Condition of Property. Seller shall transfer the Sparks property to Buyer "as-is". Buyer acknowledges that it has inspected the Sparks property and is aware of the condition thereof. Notwithstanding the foregoing, Seller shall repave the parking areas. In the event the cost of repaving the parking areas exceeds Twenty-Five Thousand and no/100s Dollars ($25,000.00), Buyer shall pay any portion of said cost in excess of Twenty-Five Thousand and no/100s Dollars ($25,000.00).

      9. Like-Kind Exchange. Seller is aware that Buyer will be acquiring the Sparks property in connection with a deferred like-kind exchange. Seller agrees to cooperate with Buyer and with Summit Exchange Services, Inc., the accomodator of the like-kind exchange, to facilitate the like-kind exchange, including but not limited to executing such additional documents as may be deemed reasonably necessary, consenting to the assignment of this Agreement to Summit Exchange Services, Inc. and accepting payment for the Sparks property from Summit Exchange Services, Inc.

      10. Conveyance. Seller shall convey the Sparks property to Buyer by good and sufficient grant deed, subject only to the trust deed(s) securing the Zions First National Bank mortgage loan.

      11. Assignment of Contracts. At closing, Seller shall assign to Buyer all of Seller's rights, interests, duties and obligations with respect to all tenant leases.

      12. Indemnification. Buyer shall indemnify Seller and hold Seller harmless with respect to the Zions Bank mortgage loan obligations assumed by Buyer pursuant to this Agreement. Buyer shall exercise its best efforts to obtain new mortgage loan financing and to repay the Zions Bank mortgage loans within six
(6) months from the date of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          CUSA TECHNOLOGIES, INC.



                                          By_________________________________
                                                Its:  _______________

                                          THE RICHARD N. BECKSTRAND FAMILY
                                          LIMITED PARTNERSHIP



                                          By_________________________________
                                                General Partner

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